# PURCHASE AGREEMENT

**THIS PURCHASE AGREEMENT** ("Agreement") is entered into as of September 25, 2019 ("Effective Date") by and among Seong Yeol Lee, Chairman & President, Ameritrust Corporation ("Purchaser"), Erin Rachel Kogan, Beespoke Capital LLC., (the "Company") and Erin Rachel Kogan, Beespoke LLC. ("Seller"), for the purchase and sale of all the equity interest of the Company as more fully described herein. Purchaser, the Company and Seller may be hereinafter collectively referred to as the "Parties."

**WHEREAS**, the Company Beespoke LLC. is a broker-dealer currently registered with the Securities and Exchange Commission ("SEC"), the Financial Industry Regulatory Authority ("FINRA"), having the CRD# 297508 and SEC# 8-70153_

**WHEREAS,** exclusive ownership of the Company is held by Seller and there are no other entities or individuals with any current or contingent ownership interests in the Company;

**WHEREAS**, the Seller wishes to sell and transfer to the Purchaser an aggregate of 100% shares of Company Common Stock, par value $1.00 (the "Shares"), which constitute all of the equity interest in or to the Company, and there are no other securities outstanding that are convertible into, or exercisable for, the capital stock or other equity interest of the Company;

**WHEREAS**, Seller and the Company wish to confirm that the Company possesses a current and valid FINRA broker-dealer license in good standing and that Purchaser's acquisition of the Company by virtue of the its purchase of the Shares as contemplated herein will not effect the Company's rights or ability to operate as a broker-dealer after the Closing (as defined below); and

**WHEREAS**, the transaction contemplated by this Agreement is subject to regulatory approval as set forth in Section 5 below.

**NOW, THEREFORE**, for good and valuable consideration and in consideration of the mutual covenants set forth in this Agreement, it is hereby agreed as follows:

## 1. PURCHASE AND SALE OF THE INTERESTS

(a) *PURCHASE AND SALE.* On and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, all right, title and interest in and to the Shares, for the consideration specified in Section 1(b) below, free and clear of any mortgage, pledge, lien, claim, encumbrance, charge, restriction or security interest.

*(b)* *PURCHASE PRICE.*

(i) *Purchase Price.* The purchase price for the Shares is $60,000 (the "Purchase Price").

(ii) *Deposit.* Purchaser shall deliver (or has delivered) a refundable deposit in the amount of $15,000 (the "Refundable Deposit") to BD Exchange (the "Escrow Account") by wire transfer or certified check within one (1) business day from the date hereof. The Refundable Deposit shall be refunded to Purchaser in accordance with the terms and conditions as set forth in the Escrow Agreement.

**2. CLOSING.**

(a) *Closing.* Subject to Section 9, the closing (the "Closing") of the transaction contemplated in this Agreement shall take place at a date and time determined by the by Seller and Purchaser but in no event more than three (3) business days following the earlier of the expiration of the 30 day notice to FINRA or FINRA approval of the transaction proposed herein (the "Closing Date"). If FINRA restricts or denies the application after 30 days, both parties my terminate this agreement or may agree in writing to extend the application and closing and additional 30 days.

(b) *Deliveries at Closing.* Subject to the effectiveness of this Agreement and the terms and conditions set forth herein, at the Closing, the Seller shall deliver to Purchaser:

(i) Corporate minutes evidencing the transfer of the Shares together with appropriate documentation providing for the transfer of the Shares including without limitation a fully executed stock power in favor of Purchaser and letter from the Company confirming the irrevocable transfer of the Shares from Seller to Purchaser;

(ii) Corporate minutes showing (A) the appointment of such officers and directors of the Company as shall be designated by Purchaser immediately prior to Closing, and (B) the resignation of such officers and directors of the Company as shall be designated by Purchaser immediately prior to Closing (the "Resigning Officers and Directors"), in each case such appointments and resignations to be effective as of the Closing.

(iii) A general release of the Company executed by the Resigning Officers and Directors and letters from each of them resigning from continued employment or other affiliation with the Company, in each case dated as of the Closing.

(iv) all of the Company's books, records, and documents in such form and detail as may be required or suggested by all applicable laws and regulations, or as reasonably requested by the Purchaser.

(c) Subject to the effectiveness of this Agreement and the terms and conditions set forth herein, at the Closing, the Purchaser shall deliver the Purchase Price to the Seller. The obligation of the Seller to sell and transfer the Shares to the Purchaser at the Closing is subject to the Seller's receipt of the Purchase Price.

**3. CONTINUING LIABILITIES OF SELLER AND INDEMIFICATION CLAUSE**

(a) *LIABILITIES* Seller and Purchaser agree that Seller shall be entitled to, and be solely liable for, the following assets and liabilities of the Company as of the Closing: (a) any and all current, alleged or contingent liabilities of the Company, (b) all of the Company's cash and cash equivalents, (c) the Company's bank accounts and deposits, (d) the Company's portfolio of securities, if any, (e) any accounts receivable or accounts payable that accrued or became payable prior to the Closing and, (f) any physical assets of the Company not listed in Schedule C attached hereto. The Company shall be expressly entitled to continued ownership of the FINRA broker/dealer license after the Closing, subject to all requirements of this Agreement and any and all regulatory bodies having jurisdiction over said license and the procedures set forth by said regulatory bodies. In no event shall Purchaser be liable for any contingent or other liabilities of the Seller, whether known or unknown. Seller shall be solely liable for all liabilities accruing, arising in connection with events occurring prior to the Closing, whether known or unknown, or otherwise becoming payable prior to the Closing.

(b) *INDEMNIFICATION CLAUSES:* Buyer and Seller agree to indemnify each other from any and all liabilities, claims, payable, customer complaints, debts and any and all obligations arising out of the Purchase and Sale Agreement. Seller agrees to indemnify Buyer for all past and present liabilities of Seller incurred on and prior to the Closing Date of the Purchase and Sale Agreement. For a period equal to the lesser of one (1) year from the Closing Date or the completion of a FINRA exam of the Company after the closing date, Seller agrees to indemnify the Buyer from any costs directly related to and fines assessed by any regulatory agency on the Company for actions which occurred prior to Closing or as a direct result of the actions of the Seller.; **Erin Rachel Kogan** will personally indemnify the Buyer for any and all costs directly related to claims assessed on the Company by anyone employed by the Company prior to the Closing Date for a period of time equal to one (1) year after the Closing Date.

**4. CONDITIONS OF PURCHASE AND SALE.**

(a) *CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE:* Notwithstanding anything else to the contrary herein, Purchaser's obligations to pay the Purchase Price, or consummate the transaction contemplated herein shall be subject to the conditions set forth below being met during the period beginning on the Effective Date and ending upon the Closing:

(i) There shall be no material adverse change in the business, operations, condition (financial or otherwise), properties, assets or prospects of the Company;

(ii) The Company shall deliver to Purchaser any and all due diligence materials as may be requested by Purchaser or its counsel, including but not limited to, copies of Seller's written supervisory procedures, corporate documents (certificate of incorporation and all amendments, minutes, resolutions of board, etc.), state and federal tax returns for the past year, FOCUS report filings for the past two (2) years, and all communications with regulatory and enforcement agencies (including but not limited to the FINRA, SEC, and state securities authorities) and all customer complaints. Seller agrees to maintain any existing customer records for the required regulatory holding period and to make such records available to the Purchaser upon request from any regulatory agency; and

(iii) The Company shall not have issued any securities, equity interests or rights convertible into or exercisable for equity or other ownership interests of any kind in the Company.

(iv) The Company will not enter into any agreements with any third parties of any kind including without limitation any agreements giving rise to any performance or repayment obligations of the Company of any kind.

(v) There shall be no client, customer or other third party complaint, claim, lawsuit, either filed or threatened, either verbally or in writing, against the Company.

(vi) There shall be no new business conducted by the Company, including without limitation, no facilitation of any securities transaction and no other provision of broker-dealer services, directly or indirectly, by the Company or any of its registered representatives.

(vii) There shall have been no breach by the Seller or the Company of any of its obligations, covenants, representations or warranties hereunder.

(b) *Conditions of Purchaser*: Notwithstanding anything else to the contrary herein, Seller's obligations to sell the Shares, or consummate the transaction contemplated herein shall be subject to the conditions set forth below being met during the period beginning on the Effective Date and ending upon the Closing:

(i) Purchaser agrees to hold Seller and any of its agents, shareholders, directors, officers and their heirs, successors and assignees harmless with respect to or any and all claims arising from Purchaser's operation and supervision of the office or similar association at all times following the Closing;

(ii) Purchaser agrees to pay any preapproved, reasonable administrative or out-of-pocket expenses that are required in connection with the fulfillment of the items contemplated in Section 4(a) of this Agreement; and

(iii) Purchaser agrees not to enter into any agreements or contracts on the Company's behalf until after the Closing.

**5. REGULATORY CONSENTS AND APPROVAL.**

(a) The Parties acknowledge and agree that the transaction contemplated by this Agreement is subject to the prior notification of FINRA under Rule 1017. The Parties further acknowledge that the proposed transaction will be presented to FINRA for its approval within five (5) business days after Purchaser shall have completed to its satisfaction, in its sole and absolute discretion, a due diligence review of the Company.

(b) The Parties agree to act in good faith during any regulatory approval or consent process. Each Party will respond expeditiously to any requests from the regulatory bodies and from each other.

(c) The Parties shall use their good faith efforts to obtain FINRA consent to this sale, and change in management and ownership of the Company, pursuant to the following schedule:

(i) At Purchaser's expense, Purchaser, with cooperation from the Seller, agrees to file an application, including an amended Form BD, Forms U-4 and other related documents, with FINRA for change of ownership of the Company within five (5) business days of the Purchaser obtaining the required regulatory licenses.

(ii) Seller agrees to remain as the registered principal of the Company and, subject to its obligations under Section 4, retain any and all control over the Company until the Closing after FINRA grants ownership transfer approval

(d) In the event that FINRA withholds consent for any reason unrelated to acts or omissions by Seller or the Company, Purchaser agrees that there shall be no recourse against Seller and that Seller shall not be liable to Purchaser in any way. Seller agrees that there shall be no recourse against Purchaser and that Purchaser shall not be liable to Seller in any way.

**6. SELLER'S CONTINUING OBLIGATIONS.** Upon signing of the Agreement and prior to the date of the Closing:

(a) Seller shall continue to operate the Company as a FINRA broker-dealer with capital not less than the amount necessary to meet the minimum net capital requirement, pursuant to the Company's current membership agreement. Until the Closing, as set forth herein, a principal of the Seller shall remain the designated principal and retain any and all control over the Company until the Closing pursuant to the terms in Section 4.

(b) Seller shall immediately notify Purchaser's counsel in writing, via facsimile should there be any question whether the Company can meet the minimum net capital requirement.

(c) Seller will allow Purchaser to confidentially review the Company's books, records, agreements and documents in such form and detail as may be required or suggested by all applicable laws and regulations, or as reasonably requested by the Purchaser.

(d) Seller will promptly prepare and file, or cause to be prepared and filed through Purchaser's Compliance Consultant, on or about the date of the Closing, an amended Form BD indicating the change in ownership of Company, and listing the new officers and directors, if any; including specifically and if applicable, appropriate disclosure of the resignation of the licensed persons from association with Company as set forth herein.

(e) The Company will notify Purchaser of any client, customer or third party complaint, claim, lawsuit filed or threatened, verbally or in writing, against the Company.

**7. REPRESENTATIONS AND WARRANTIES.** The representations and warranties of the Parties set forth below are made with respect to whether any matter disclosed would be material to any of the Parties.

(a) *SELLER'S REPRESENTATIONS AND WARRANTIES.* Seller and the Company hereby jointly and severally represent and warrant to Purchaser as follows:

(i) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of_______, has all requisite corporate power and authority to own and operate its properties and to carry on business as now being conducted or as conducted in the past and is qualified to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its properties, assets or business requires such qualification and in which the failure to so qualify could have a material effect on its business.

(ii) The Company and the Seller each have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action of the Seller and the Company (all of which actions are in full force and effect).

(iii) This Agreement constitutes the valid and legally binding obligation of each of the Company and the Seller, enforceable in accordance with its terms and conditions. Neither the Company or the Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement except as otherwise expressly provided in this Agreement. The consummation of the transactions contemplated by this Agreement will not result in the breach or violation of any provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease, or other agreement or instrument or any order, decree, statute, or restriction to which the Company or Seller is a party or by which the Company or Seller is bound, or to which the Company or Seller is subject.

(iv) On the Closing Date, the Company will have absolutely no debts or liabilities of any nature or kind, and the Shares will be conveyed, on the Closing Date, free of any liens, claims, debts, encumbrances, restrictions or obligations whatsoever. The Company is not the subject of any liability of any kind other than as disclosed in Schedule D attached hereto. The Company has filed all tax returns and other business assessments that it is required to file for periods prior to the Closing Date and has paid any tax and assessment due. The Company has no knowledge of any tax deficiencies or interest or penalties currently accrued or accruing, or alleged by a governmental taxing authority to be currently accrued or accruing, thereon.

(v) The Company is duly registered, licensed and in good standing as a broker-dealer pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") with (a) the SEC, (b) FINRA, (c) all states and jurisdictions in which it conducts business, as listed on Schedule E attached hereto, and (d) the Securities Investors Protection Corporation ("SIPC"). The Company has all permits, licenses and authorizations required by any government authority or agency for the conduct of its current business and has paid all applicable fees and no fees are accrued or owing or are required to be accrued nor is the Company under any operational or regulatory restriction from the FINRA or any other regulatory body. The Company has fully complied with the rules and regulations of such regulatory bodies and other industry, governmental or trade organizations required by law for the conduct of its present or past business, and, it remains in full compliance with applicable laws, rules and regulations. The Company is not now the subject of any regulatory inquiry, investigation or proceeding.

(vi) The Company has not received any notice that it is in default of any of its obligations, contractual, common-law, legal, regulatory or otherwise, and has no notice of any customer complaint, verbal or written.

(vii) All of the Company's required corporate filings have been delivered to the Company and are true, accurate and correct in all material respects, are timely and not in default, and not misleading, including, but not limited to the Company's FOCUS reports, tax returns, Form B/D, reports required by the Central Registration Depository, and all other forms, reports or filings required by the Exchange Act, the FINRA or any governmental or regulatory agency.

(viii) As of the Effective Date, the Company has no employees except as listed on Schedule F attached hereto, and as of the Closing Date, the Company shall have no obligations to any such employees for any payments or benefits whatsoever including, without limitation, (a) any nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) any qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) any Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program, or (e) commissions.

(ix) The Company is not (a) subject to any outstanding injunction, judgment, order, decree, ruling, or charge, (b) a party to any threatened, ending or filed action, claim, suit, proceeding, hearing, or investigation of, in, or before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction, or (c) threatened with any action, suit, proceeding, hearing or investigation, judgment, order, decree, or ruling.

(x) Assuming the accuracy and completeness of the representations and warranties of the Purchaser in this Agreement, the offer, sale and issuance of the Shares contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Company has not taken action that would cause the loss of such exemption. Neither the Company nor any person acting on the Company's behalf has sold or offered to sell or solicited any offer to buy the Shares by means of any form of general solicitation or advertising.

(xi) The Shares have been validly authorized and, when delivered and paid for at the Closing, will be validly issued, fully paid and non assessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable securities laws and the Company's Certificate of Incorporation. The Shares shall represent all of the issued or outstanding capital stock of the Company as of the Closing and there are no other issued or outstanding rights convertible into or exercisable for shares of the capital stock of the Company. Upon transfer of the Shares to Purchaser at the Closing, Purchaser will be the sole owner of the Company and no third party shall have any ownership or control rights of any kind, contingent, contractual or otherwise, with respect to the Company.

(b) *PURCHASER'S REPRESENTATIONS AND WARRANTIES.* Purchaser hereby represents and warrants to Seller that except as is otherwise disclosed herein:

(i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has all requisite corporate power and authority to own and operate its properties and to carry on business as now being conducted or as conducted in the past and is qualified to do business and is in conducted or as conducted in the past and is qualified to do business and is in good standing as a foreign company in each state or other jurisdiction in which the nature of its properties, assets or business requires such qualification and in which the failure to so qualify could have a material adverse effect on its business.

(ii) Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action of the Purchaser (all of which actions are in full force and effect).

(iii) This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement except as otherwise expressly provided in this Agreement.

(iv) There are no actions, suits, claims, proceedings, or investigations pending or, to Purchaser's knowledge, threatened against Purchaser, at law or in equity, or before or by any federal, state, or other governmental department, bureau, agency, or instrumentality, which will have a material adverse effect upon the rights or ability of Purchaser to consummate the transactions under this Agreement.

(v) To the best of its knowledge, Purchaser has the required personnel along with the requisite licenses to own and operate a broker/dealer. Additionally, Purchaser understands that the FINRA must approve an application by the Purchaser for membership in the FINRA and that for whatever reason the FINRA may deny Purchaser membership.

(vi) Purchaser is purchasing the Shares as contemplated herein for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Purchaser confirms its understanding that the Shares are subject to certain restrictions, including that they are "restricted securities" and have not been registered or qualified under applicable state or federal securities laws, and that any certificates representing such shares will bear such restrictive legends as deemed necessary or appropriate by the Company.

**8. COVENANTS.**

(a) *Covenants of the Company and Seller.* The Company and Seller jointly and severally covenant as follows:

(i) The Company shall prepare and file, including covering the payments, tax liabilities and costs, Federal and State Income Tax returns (except any liabilities incurred by Seller prior to Closing) for the current fiscal year ending 2017. Purchaser shall be responsible for conducting and filing the Annual Audit(s) required by SEC Rule 17a-5 for the Company for fiscal year ending 2018.

(ii) Company shall prepare and file all FOCUS Reports as required by the FINRA until Closing.

(iii) Seller shall be responsible for any Company expenses incurred prior to closing except as expressly set forth herein. After Closing, the Purchaser will be responsible for all Company expenses incurred after the Closing, except for any accrued expenses incurred by Seller.

(iv) Prior to the Closing, Company shall maintain the FINRA required minimum capital requirements for the maintenance of the Company in good standing with FINRA and in compliance with all applicable laws and regulations.

(v) During the effectiveness of this Agreement but prior to the Closing, neither the Company nor Seller will discuss or provide any information regarding the Company or the sale of any of the Shares or any equity interest in the Company, directly or indirectly, to any third party.

(vi) Company and Seller agree that each will take such actions as reasonably required to ensure that each of Purchaser's conditions to closing listed in Section 4(a) are met and agree that they will refrain from taking any action that could reasonably be expected to cause any such condition not to be met.

(b) *Covenants of the Purchaser.* Purchaser agrees to be in compliance with the rules and regulations of the FINRA and any other applicable regulatory body. Purchaser agrees it will take such actions as reasonably required to ensure that each of Seller's conditions to closing listed in Section 4(b) are met and agree that it will refrain from taking any action that could reasonably be expected to cause any such condition not to be met.

## 9. Termination

This Agreement shall terminate upon the earlier of Purchaser's the date ninety (90) days from the Effective Date or the Closing. The Parties obligations with respect to Sections 7, 8, 9, 10 and 15 shall survive the termination of this Agreement.

**10. INDEMNIFICATION.**

(a) *SELLER'S INDEMNIFICATION OF PURCHASER.* Seller and the Company, jointly and severally, shall indemnify and hold harmless Purchaser and its partners, officers, agents and employees from and against any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Purchaser or its partners, officers, agents and employees arising from or in connections with:

(i) any material breach of any representation, warranty or covenant made by Seller or the Company in this Agreement;

(ii) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments in respect of the transactions contemplated by this Agreement based upon any agreement or understanding alleged to have been made by any such person or entity with Seller; or

(iii) any act or omission by Seller or the Company, or any of the Company's Registered Representatives, directors, officers, agents or employees in connection with the conduct of the business of Seller occurring on or before the Closing.

(b) *PURCHASER'S INDEMNIFICATION OF SELLER.* Purchaser shall indemnify and hold harmless Seller and its stockholders, directors partners, officers, agents and employees from and against any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by Seller or its partners, officers, agents and employees arising from or in connections with:

(i) Any material breach of any representation, warranty, obligation or covenant made by Purchaser in this Agreement;

(ii) any claim by any person or entity for brokerage or finder's fees or commissions or similar payments in respect of the transactions contemplated by this Agreement based upon any agreement or understanding alleged to have been made by any such person or entity with Purchaser; or

(iii) any material act or omission by Purchaser, or any of its Registered Representatives, directors, officers, agents or employees in connection with the conduct of the Company occurring on or before the Closing.

(c) None of the Parties will have any liability for any punitive, exemplary or special damages of any nature or for indirect or consequential damages, including damages for lost profit, lost business opportunity or damage to reputation.

(d) If any claim is brought against any party in respect of which indemnification may be brought under this Agreement, the party seeking indemnification shall give notice to the party against whom indemnification (the "Indemnitor") is sought and, in the case of a claim brought by a person or entity not party to this Agreement, the Indemnitor shall have the right to take exclusive control of the defense, negotiation and settlement of any such third-party claim.

(e) The Parties agree that the indemnification provisions contained in this Agreement constitute the sole and exclusive remedies of the Seller and Purchaser..

**11. GOVERNING LAW.** This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State, without reference to conflicts of laws principles.

**12. NOTICES.**

(a) Any notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and sufficient if delivered by a party or its attorney by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight courier to the persons at the addresses set forth below (or at such other address or to such other person's attention or to such other fax number as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered.

**To Seller or Company**:

Erin Rachel Kogan,
Beespoke Capital LLC., (the "Company")
9539 E. Arbor Pl
Englewood, CO 80111

Erin Rachel Kogan,
Beespoke LLC. ("Seller")
9539 E. Arbor Pl
Englewood, CO 80111
Tel. 856-701-3495

**To Purchaser**:

Seong Yeol Lee
Chairman & President
Ameritrust Corporation ("Purchaser")
44709 Gwinnett Loop
Novi, Michigan 48377

Mailing Address:
66 Glenbrook Road, Suite T327
Stamford, CT 06902

Tel. 475-217-6124
E-Mail: ylee37@hotmail.com

(b) The Parties agree (i) to furnish upon request to each other such further information, (ii) permit free and ready access during normal business hours to and review of such books, records and persons as is reasonable and necessary for the verification of representations and warranties set forth in this Agreement, (iii) to execute and deliver to each other such other documents, and (iv) to do such other acts and things, all as another party my reasonably request for the purpose of carrying out the intent of this Agreement.

(c) Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party.

13. **COUNTERPARTS.** This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

14. **AMENDMENTS.** This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

15. **NO CONTRA PROFERENTEM.** The provisions of this Agreement have been prepared, examined, negotiated and revised by each Party to this Agreement and their respective counsel, and no implication shall be drawn and no provision shall be construed against any Party to this Agreement by virtue of the purported identity of the drafter of this Agreement or any portion thereof.

16. **ENTIRE UNDERSTANDING.** This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the Parties hereto, with respect to the subject matter, all of which are merged herein. The Parties acknowledge that, in deciding to enter into this Agreement, they have not relied upon any statements, promises or representations, written or oral, express or implied, other than those set forth in this Agreement.

17. **FURTHER ASSURANCE.** Each Party shall execute, acknowledge and deliver such other further documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

**IN WITNESS WHEREOF,** the Parties have executed and delivered this Agreement as of the date first written above:

**Seller Company**

By: [redacted]
Erin Rachel Kogan
CEO & President
Beespoke LLC. ("Seller")
9539 E. Arbor Pl
Englewood, CO 80111

**Seller**

By: [redacted]
Name: Erin Rachel Kogan

Its: ______________________

**Purchaser**

By: [redacted]
Seong Yeol Lee
Chairman & President
Ameritrust Corporation ("Purchaser")
44709 Gwinnett Loop
Novi, Michigan 48377

Mailing Address:
66 Glenbrook Road, Suite T327
Stamford, CT 06902
Tel. 475-217-6124
E-Mail: [redacted]

Its: ______________________